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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): April 2, 2003


                              PATRON SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                       0-25675                 74-3055158
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)



311 BELLE FORET DRIVE, SUITE 150 LAKE BLUFF, IL                        60044
(Address of Principal Executive Offices)                             (Zip Code)


       Registrant's telephone number, including area code: (847) 295-7338


                              Patron Holdings, Inc.
                              ---------------------
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS.

         On April 1, 2003, the board of directors of Patron Systems, Inc., a Delaware corporation, (the "Registrant"), authorized an Amendment (the "Amendment") to the Amended and Restated Agreement and Plan of Merger and the Amended Supplemental Agreement by and among the Registrant, TWC Acquisition, Inc., a Maryland corporation and a wholly owned subsidiary of the Corporation, and TrustWave Corp., a Maryland corporation ("TrustWave") and the significant shareholders of the TrustWave.

         On April 2, 2003, the Registrant issued a press release announcing an agreement with TrustWave to extend the closing date to April 18, 2003, which press release is attached hereto as Exhibit 99.1.

         The Registrant and TrustWave are currently documenting the terms of the Amendment. The Registrant expects that the Amendment will, in addition to extending the closing date, increase the consideration to be paid in the merger. The Registrant expects that the cash and stock to be paid will increase by approximately ten percent. The definitive terms of the Amendment will be reported and filed by the Registrant when completed.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits


Exhibit
Number     Description of Exhibit
-------    -------------------------
99.1       Press Release issued by the Company on April 2, 2003.


                                      *****



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PATRON SYSTEMS, INC.


                                                  By: /s/ MARIE MEISENBACH GRAUL
                                                      --------------------------
                                                      Marie Meisenbach Graul
                                                      Chief Financial Officer
Date: April 2, 2003



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                                  EXHIBIT INDEX

Exhibit
Number      Description of Exhibit
-------     ----------------------
99.1        Press Release issued by the Company on April 2, 2003.